SPX Corporation
                          2300 One Wachovia Center
                          301 South College Street
                          Charlotte, NC 28202-6039




                                                            April 4, 2002


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02,
this letter is to confirm that SPX Corporation has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the Audit.

                                          SPX CORPORATION

                                          /s/ Patrick J. O'Leary

                                          Vice President Finance, Treasurer
                                          and Chief Financial Officer